Campus Crest Communities, Inc. Provides Update on Form 10-K Filing

CHARLOTTE, N.C., March 18, 2015 /PRNewswire/ -- Campus Crest Communities, Inc. (NYSE: CCG) (the "Company"), today announced that, due to the management team's work to enhance its disclosure practices and internal controls, the Company will be delayed in filing its Annual Report on Form 10-K for the year ended December 31, 2014. Campus Crest expects to file its Annual Report on Form 10-K in the near-term and as quickly as practicable. The Company also noted that it is in a quiet period until this filing is made with the Securities and Exchange Commission ("SEC").

The Company previously disclosed, in another form it recently filed with the SEC, that it is unable to timely file its Annual Report on Form 10-K because of the additional time required to complete its annual review and assessment.

As a result of the filing delay, Campus Crest has informed the New York Stock Exchange (the "NYSE") that it is working diligently to complete the 2014 Annual Report on Form 10-K. In response, the NYSE has provided formal notification to the Company that it is not currently in compliance with the NYSE's continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the Securities and Exchange Commission.

If Campus Crest does not file its Annual Report on Form 10-K by 2:30pm March 23, 2015, its common stock, which is listed on the NYSE under the symbol "CCG," will be assigned an "LF" indicator to signify late filing status. Under NYSE rules, the Company has six months from March 17, 2015, subject to ongoing evaluation, to file its Annual Report on Form 10-K. Campus Crest can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Form 10-K with the SEC. If it fails to file its annual report within such six-month period, the NYSE may, in its sole discretion, allow Campus Crest's common stock to trade for up to an additional six months depending on specific circumstances as outlined in the rule. It is expected that the Company would need to submit an official request to the NYSE for the NYSE's consideration at the appropriate time.

Although Campus Crest is working diligently to complete the 2014 Annual Report on Form 10-K and currently expects to complete and file the 2014 Form 10-K within six months of its due date, no assurance can be given that the 2014 Annual Report on Form 10-K will be filed within such period, or that the NYSE would allow the Company's securities to trade for up to an additional six months.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 84 student housing properties with over 46,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company's Quarterly Reports on Form 10-Q.

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CONTACT: Investor Relations, (704) 496-2571, Investor.Relations@CampusCrest.com